Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

DigitalOptics Corporation, a Delaware corporation
FotoNation Corporation, a Delaware corporation
FotoNation Limited, an Irish limited corporation
FotoNation SRL, a Romanian limited liability corporation
Invensas Corporation, a Delaware corporation
Tessera, Inc., a Delaware corporation
Tessera Advanced Technologies, Inc., a Delaware corporation
Tessera Intellectual Property Corp., a Delaware corporation
Tessera Technologies, Inc., a Delaware corporation
Ziptronix, Inc., a Delaware corporation
iBiquity Digital Corporation, a Delaware corporation
DTS (BVI) Limited, a company organized under the laws of Japan dts Japan KK, a company organized under the laws of Japan
DTS Washington LLC, a Delaware limited liability company
DTS, LLC, a Delaware limited liability company
Phorus, Inc., a Delaware corporation
Manzanita Systems, LLC, a California limited liability company
iBiquity Digital Godo Kaisha, a company organized under the laws of Japan
iBiquity Digital, S. de R.L. de C.V., a company organized under the laws of Mexico
DTS (Asia) Limited, a company organized under the laws of Hong Kong
DTS China Holding Limited, a company organized under the laws of British Virgin Islands
DTS (BVI) AZ Research Limited, a company organized under the laws of the British Virgin Islands
DTS Licensing Holdings, a company organized under the laws of Malta
DTS Licensing Limited, an Irish limited corporation
DLLNI LIMITED, a company organized under the laws of England and Wales
DTS Licensing Pte. Ltd., a company organized under the laws of Singapore
DTS China Licensing (Hong Kong) Limited, a company organized under the laws of Hong Kong
Guangzhou DTS Digital Theater Systems, Co. Ltd., a company organized under the People’s Republic of China